UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Check the appropriate box:

[ ]      Preliminary Information Statement

[_]      Confidential, for use of the Commission
         only (as permitted by Rule 14c-5(d)(2)

[X]      Definitive Information Statement
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                        CONVERGENCE COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)
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                               GENERAL INFORMATION
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         We are a facilities-based provider of high-quality, low-cost integrated communications services through our own metropolitan area networks. We operate in recently deregulated and high growth markets, principally Mexico, Venezuela and Central America.

         This information statement is first being furnished on or about July 16, 2001, to our shareholders of record as of the close of business on June 26, 2001 in connection with the amendment of our Amended and Restated Articles of Incorporation. The amendment, which is described in more detail below, will increase the number of shares of our authorized preferred stock.

         Our Board of Directors has approved, and a total of 13 of our shareholders holding 9,475,462 shares of our common stock, 13,620,472 shares of our Series C preferred stock and 2,559,136 shares of our Series D preferred stock (representing approximately 91% of our equity securities on a voting basis) have consented in writing to the amendment. That approval and consent are sufficient under ss.ss. 78.320 and 78.565 of the Nevada Revised Statutes, our bylaws and our articles to approve the amendment. Accordingly, the amendment will not be submitted to our other shareholders for a vote and this information statement is being furnished to you solely to provide you with information concerning the amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US ONE, WITH RESPECT TO THE AMENDMENT. WE ARE SENDING THIS INFORMATION STATEMENT TO YOU ONLY FOR INFORMATIONAL PURPOSES. THE HOLDERS OF A MAJORITY OF THE VOTES OF OUR OUTSTANDING CAPITAL STOCK HAVE ALREADY APPROVED THE AMENDMENT BY WRITTEN CONSENT. A VOTE OF OUR REMAINING SHAREHOLDERS IS NOT NECESSARY.

         For additional information about us, please refer to our Annual Report on Form 10-KSB for the year ended December 31, 2000, and the other periodic filings (including our quarterly reports on Form 10-QSB dated March 31, 2001 and our periodic reports on Forms 10-QSB and 8-K) we have made with the Securities and Exchange Commission, or SEC, which are incorporated herein by this reference. If you would like copies of any of those documents, you can request (by phone or in writing) copies of them by sending your request to our principal office: Convergence Communications, Inc., 102 West 500 South, Suite 320, Salt Lake City, Utah 84101, telephone (801) 328-5618, Attn: Anthony Sansone, Secretary. We will not charge you for any of the copies. You can also obtain copies of those documents from the electronic filing site maintained by the SEC on the world-wide web (www.sec.gov/archives/edgar), from the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or the various regional SEC offices.

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                                  THE AMENDMENT
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         Our authorized  capital  currently  consists of  100,000,000  shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. Under the terms of our articles and bylaws, our Board of Directors has the authority to divide the shares of our preferred stock into series, to establish and modify the preferences, limitations and relative rights of each share of our preferred stock, and otherwise to impact or modify our capitalization.

         Our Board of Directors has determined that it would be in our best interest to amend Article III, paragraph A of our articles to increase the number of our authorized shares of preferred stock from 25,000,000 shares to 75,000,000 shares. After the amendment, that paragraph will read, in its entirety, as follows:

A. Authorized Shares. The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock," and "Preferred Stock." The total number of shares of stock the Corporation is authorized to issue is 175,000,000, divided into 100,000,000 shares of Common Stock, par value $.001 per share, and 75,000,000 shares of Preferred Stock, par value $.001 per share. The preferences, limitations and relative rights of the shares of each class of stock, and the express grant of authority to the Board of Directors to amend these Articles of Incorporation to divide the shares of preferred stock into series, to establish and modify the preferences, limitations and relative rights of each share of preferred stock, and otherwise to impact the capitalization of the Corporation, are set forth below.

         The amendment will be effected by filing an amendment to our articles with the Secretary of State for the State of Nevada. The amendment will become effective when the filing is accepted by the Secretary of State's office. We do not intend to file the amendment with the Secretary of State's office until at least 20 days after we mail this information statement to you.

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                            APPROVAL OF THE AMENDMENT
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         On June 28,  2001,  our Board of Directors  approved  the  amendment by unanimous written consent. In approving the amendment, our Board of Directors considered a number of factors, including the fact that we have only a limited
number  of  shares  of  preferred   stock   authorized,   that  we  have  issued
substantially all of those shares, and that we may find it advisable or desirable to issue shares of preferred stock to investors in the future.

         We have also received written consents to the amendment from a total of 13 of our shareholders who own a total of 9,475,462 shares of our common stock, 13,620,472 shares of our Series C preferred stock and 2,559,136 of our Series D preferred stock. Since our common stock, Series C preferred stock and Series D preferred stock generally vote as one class on matters, those shares collectively represent approximately 91% of the votes that could be cast at any meeting of our shareholders.

         Under the provisions of the Nevada Revised Statutes and our articles, any action required or permitted to be taken at a meeting of our shareholders may be taken without a meeting if, before or after that action, a written consent to the action is signed by shareholders holding at least a majority of the votes represented by our outstanding equity securities. The Nevada Revised Statutes also provide that, where action is taken by written consent, no shareholder meeting with respect to that action need be called.

         The actions described in this information statement will not afford our shareholders the opportunity to dissent from the actions described herein, or to receive an agreed or judicially determined value for their shares.

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                                TAX CONSEQUENCES
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         The  amendment  of our  articles as is  described  in this  information statement should not result in any taxable gain or loss to us or to you as a shareholder. The tax basis for your shares should also not be affected by the amendment, nor should the holding period for your shares. The federal income tax discussion included in this section is included as general information only. You are urged to consult with your own tax advisor to determine your tax effects, if any, from the amendment.

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                              BENEFICIAL OWNERSHIP
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         The  following  table  sets forth  certain  information  regarding  the beneficial ownership of our outstanding securities as of June 26, 2001 by the following parties:

          o all those persons or entities known by us to be beneficial owners of 5% or more of each class of our outstanding securities, or "5% Shareholders"

          o    all directors and our executive officers as a group

          o parties that do not fall into any of the categories listed above, but which approved the amendment.

The data presented are based on information provided to us by the parties specified above and are being included in this information statement to provide you with information regarding the relative ownership interests of the parties who have consented in writing to the amendment and who hold management positions with us.


               Name of                                                    Number of         Percentage of
           Beneficial Owner                        Class                   Shares               Class[1]
           ----------------                        -----                   ------               ------
TCW/CCI Holding LLC                      Common                                     -0-          (*)
    (5% Shareholder)[2]o                 Series C Preferred                   4,227,119         31.0%
                                         Series D Preferred                         -0-          (*)

TCW/CCI Holding II LLC                   Common                                     -0-          (*)
    (5% Shareholder) [3]o                Series C Preferred                     537,634          3.9%
                                         Series D Preferred                   1,075,268         40.7%

Telematica EDC, C.A.                     Common                                 572,468          4.8%
    (5% Shareholder)[4]o                 Series C Preferred                   4,764,753         35.0%
                                         Series D Preferred                   1,075,268         40.7%

FondElec Essential Services              Common                               1,583,661         12.7%
Growth Fund, L.P.                        Series C Preferred                     666,666          4.9%
    (5% Shareholder)[5]o                 Series D Preferred                         -0-           *

Norberto Priu                            Common                               1,235,434         10.2%
    (5% Shareholder)[6]o                 Series C Preferred                   1,235,125          9.1%
                                         Series D Preferred                     182,795          6.9%

Raquel Emilse Oddone                     Common                               1,230,617         10.2%
de Ostry                                 Series C Preferred                     664,455          4.9%
    (5% Shareholder)[7]o                 Series D Preferred                     139,784          5.3%

Jean D'Ambrosio                          Common                                 793,554          6.7%
    (5% Shareholder)o                    Series C Preferred                         -0-          (*)
                                         Series D Preferred                         -0-          (*)

International Finance                    Common                                     -0-          (*)
Corporation                              Series C Preferred                     952,950          7.0%
    (5% Shareholder)[8]o                 Series D Preferred                         -0-          (*)

Lance D'Ambrosio                         Common                               3,605,439         30.2%
    (5% Shareholder/Chairman)[9]o        Series C Preferred                         -0-          (*)
                                         Series D Preferred                         -0-          (*)

Troy D'Ambrosio                          Common                                 638,542          5.4%
    (Sr. V.P./Director)[10]o             Series C Preferred                         -0-          (*)
                                         Series D Preferred                         -0-          (*)

Anthony Sansone                          Common                                 165,555          (*)
    (V.P., Treasurer and                 Series C Preferred                         -0-          (*)
    Secretary)[11]o                      Series D Preferred                         -0-

Glacier Latin America, Ltd.[12]o         Common                                     -0-          (*)
                                         Series C Preferred                     571,770          4.2%
                                         Series D Preferred                      86,021          3.3%

WCI Cayman Inc.[13]o                     Common                                 572,484          4.8%
                                         Series C Preferred                         -0-          (*)
                                         Series D Preferred                         -0-          (*)

All directors and officers as a group    Common                               5,478,048         42.8%
(19 persons)[14]                         Series C Preferred                      10,000          (*)
                                         Series D Preferred                         -0-          (*)

----------------------
*Less than 1%
oParty that approved the amendments.

(1) Based on 11,921,094 outstanding shares of common stock (including 125,237 shares of common stock issued in connection with the automatic conversion of our existing series B preferred stock in August 2000), 13,620,472 outstanding shares of series C preferred stock and 2,643,636 outstanding shares of series D preferred stock. The inclusion of any shares as "beneficially owned" does not constitute an admission of beneficial ownership (which has a broad definition under the securities laws) of those shares. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares listed. Also, each person is deemed to beneficially own any shares issuable on exercise of stock options or warrants held by that person that are currently exercisable or that become exercisable within 60 days after June 25, 2001.

(2) Does not include 776,057 shares of common stock that may be acquired under the terms of a warrant issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

(3) Does not include 57,276 shares of common stock that may be acquired under the terms of a warrant issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. Also does not include 322,580 shares of common stock and 674,143 shares of series D Stock that may be acquired under the terms of warrants issued to the stockholder in February 2001, but which may not be exercised until the occurrence of certain specified corporate events.

(4) Does not include 833,333 shares of common stock that may be acquired under the terms of a warrant issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. Does not include 322,580 shares of common stock and 674,143 shares of series D Stock that may be acquired under the terms of warrants issued to the stockholder in February 2001, but which may not be exercised until the occurrence of certain specified corporate events.

(5) Includes 508,006 common shares under warrants granted to the stockholder prior to October 1999. Does not include 426,666 shares of common stock that may be acquired under the terms of warrants issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

(6) Includes 141,322 common shares under warrants granted to the stockholder's predecessor-in-interest prior to October 1999. Also includes options to acquire 8,817 common shares which were granted to Internexus' designees to our Board of Directors under our Director
         Stock Plan, but which were assigned to Internexus under the terms of the designees' arrangements with Internexus. Does not include 296,114 shares of common stock that may be acquired under the terms of warrants issued to the stockholder's predecessor-in-interest in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. Also does not include 54,838 shares of common stock and 114,604 shares of series D Stock that may be acquired under the terms of warrants issued to the stockholder in February 2001, but which may not be exercised until the occurrence of certain specified corporate events.

(7) Includes 141,322 common shares under warrants granted to the stockholder's predecessor-in-interest prior to October 1999. Also includes options to acquire 8,817 common shares which were granted to Internexus' designees to our Board of Directors under our Director
         Stock Plan, but which were assigned to Internexus under the terms of the designees' arrangements with Internexus. Does not include 296,114 shares of common stock that may be acquired under the terms of warrants issued to the stockholder's predecessor-in-interest in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. Also does not include 41,934 shares of common stock and 87,636 shares of series D Stock that may be acquired under the terms of warrants issued to the stockholder in February 2001, but which may not be exercised until the occurrence of certain specified corporate events.

(8) Does not include 166,666 shares of common stock that may be acquired under the terms of warrants issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events.

(9) Includes shares held in the name of Mr. D'Ambrosio and held in the name of entities over which Mr. D'Ambrosio has voting and/or beneficial control and for which he does not disclaim beneficial ownership. Also includes shares held by an entity that is jointly controlled by Mr. D'Ambrosio and Troy D'Ambrosio.

(10) Includes shares held by an entity that is controlled jointly by Mr. D'Ambrosio and Lance D'Ambrosio.

(11) Shares shown are held by a limited liability company for which Mr. Sansone managing member. Mr. Sansone does not disclaim beneficial ownership of such shares. Also includes options to acquire 50,000 common shares.

(12) Does not include 100,000 shares of common stock that may be acquired under the terms of warrants issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. Also does not include 25,806 shares of common stock and 53,932 shares of series D Stock that may be acquired under the terms of warrants issued to the stockholder in February 2001, but which may not be exercised until the occurrence of certain specified corporate events.

(13) WCI Cayman Inc. is our wholly-owned, indirect subsidiary. WCI Cayman Inc. acquired the shares noted in connection with the sale of its interest in an entity that conducted telecommunications operations in El Salvador. The purchaser of the El Salvadoran company interest was one of our principal shareholders, and the shareholder paid for the interest using shares of our common stock. For additional information regarding this transaction, see our report on Form 8-K dated July 3, 2001.

(14) Assumes the matters set forth in notes 1 through 10. Includes options to acquire 884,833 common shares. Includes the shares held by Lance D'Ambrosio as a "5% Shareholder," who also serves as a director.

                                               * * *

                                               By Order of the Directors

                                               /s/Anthony Sansone
                                               ------------------
                                               Anthony Sansone
                                               Secretary
                                               Dated:  July 16, 2001